UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2025

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Liberty Plaza, One Liberty St.,  Ste. 305-306,

New York, New York 10006

Registrant’s telephone number, including area code: (678) 534-5849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 9, 2025, Bakkt Holdings, Inc. (the “Company”) filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). As previously reported, the special meeting of the Company’s stockholders (the “Special Meeting”) to approve the proposal of a one-time grant of options (“Options”) to select members of management (the “Grantees”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (as defined and further described in the Proxy Statement, the “Options Proposal”), was called to order on October 7, 2025 and subsequently adjourned without opening the polls on the Options Proposal in order to allow the Company to solicit additional proxies with respect to the Options Proposal. As previously reported, the Special Meeting is scheduled to be reconvened on October 31, 2025 at 1:00 p.m. Eastern Time.

The Company today announced that it has amended the Options Proposal as set forth below (such amended proposal, the “Amended Options Proposal”). As a result, the Company’s stockholders will be asked to consider and vote only on the Amended Options Proposal at the Special Meeting.

In approving the Amended Options Proposal, the Company discussed and considered the Options and the terms thereof in consultation with management and external advisors, including the Company’s independent compensation consultant, and the Company incorporated feedback it had received from its stockholders and external advisors regarding the original Options Proposal. Under the Amended Options Proposal, the aggregate number of Options granted has been reduced from 7,450,000 Options to 2,000,000 Options, and the number of Options granted to each Grantee has been reduced on a pro rata basis. Additionally, under the Amended Options Proposal, any Options that are forfeited by a Grantee in accordance with the terms of the stock option award agreement documenting the grant of such Options will be available for reallocation and future grant to service providers of the Company, as identified by the Compensation Committee of the Board, and which grants will be in the form of stock options made on the same terms as the Options and will have an exercise price equal to or greater than fair market value as of such applicable date of grant.

Supplement to Proxy Statement

The Company hereby amends and supplements the Proxy Statement by amending and restating the section “Proposal No. 1: The Options Proposal” on pages 10-14 as follows (changes marked, with new text in bold and underlined and deleted text in bold and strikethrough):

On July 28, 2025, we conducted an underwritten public offering pursuant to which we offered and sold an aggregate of 6,753,627 shares of Class A Common Stock and, for certain purchasers, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 746,373 shares of Class A Common Stock (the “Offering”). In connection with the Offering, members of the Company’s management and the Compensation Committee of the Board (the “Compensation Committee”) determined that it was in the best interests of the Company and its stockholders for certain members of management to similarly have the opportunity to invest in the Company and strengthen alignment with the Company’s stockholders through increased stock ownership. In approving the grant of the Options, the Compensation Committee discussed and considered the Options and the terms thereof in consultation with management and external advisors, including the Company’s independent valuation consultant and the Company’s independent compensation consultant. Upon review and consideration of the terms of the Options, the Compensation Committee concluded that granting the Options on the terms described herein would be appropriate to strengthen alignment between management’s incentives and the stockholders’ interests.

Accordingly, the Board approved, after Compensation Committee approval and recommendation to the Board to approve, a one-time award of stock options (the “Options”) to select members of management, subject to stockholder approval. The Options are structured as a commitment by the grantee to exercise a predetermined number of Options every quarter for eight quarters (that committed number of Options, the “Committed Options”) at an exercise price per share equal to $10.00, which reflects the fair market value of a share of Class A Common Stock on the date of grant, and which ~~is~~ was more than the trading price of our Class A Common Stock as of market close on the record date, which closing trading price was $8.59 per share. If a grantee does not exercise the Committed Options in any given quarter, then all remaining Options are forfeited. The grantee must personally fund the exercise price to exercise the Committed Options.

To achieve the additional goal of strengthening alignment between management’s incentives and stockholders’ interests, for each quarter in which the grantee purchases shares by exercising the Committed Options, the grantee will be entitled to exercise an additional number of Options for up to one year. Here, grantee may elect to personally fund the exercise price to exercise these Options or may net-settle these Options.

The Company engaged in discussion with shareholders and shareholder advisory firms to understand any suggestions that such constituencies may have with respect to the Options. In response to concerns about the magnitude of the Options and the impact on shareholder value transfer and dilution, after deliberation, review and further discussion with those shareholders as well as the Company’s outside compensation consultants and other external advisors, the Board and the Compensation Committee determined to make the following changes to the Options and the Options Proposal:

•	Reduce the aggregate number of Options granted from 7,450,000 Options to 2,000,000 Options, implementing such reduction amongst the grantees on a pro rata basis; and

•

Provide that any Options that are forfeited by a grantee in accordance with the terms of the stock option award agreement will be available for reallocation and future grant to service providers of the Company, as identified by the Compensation Committee, and which grant will be in the form of stock options made on the same terms as the Options and will have an exercise price equal to or greater than fair market value as of such applicable date of grant.

The Board and the Compensation Committee believe that this focused approach to obtaining further investment by members of management in the Company and furthering alignment with stockholders is in the best interests of the Company and our stockholders. The Options Proposal promotes the goal of aligning the interests of members of management and the Company’s shareholders by facilitating management’s continued direct investment in the Company and provides the Board and the Compensation Committee flexibility to ensure that service providers of the Company – whether currently or subsequently identified – are incentivized and invested in the Company.

The form of stock option award agreement for the Options is attached as Annex A to this proxy statement, and the following discussion is qualified in its entirety by reference to Annex A.

Material Terms

After deliberation, review and discussion, including with members of management and external advisors, the Board and Compensation Committee approved the grant of Options to purchase ~~7,450,000~~2,000,000 shares of Class A Common Stock, in the aggregate, to 10 select members of management, who were selected based on their membership in the senior management of the Company as well as personal interest in participation in the program. Based on the closing trading price of our Class A Common Stock on the New York Stock Exchange on the record date of $8.59 per share, the aggregate market value of the shares of Class A Common Stock underlying the Options would be ~~$(10,504,500)~~ $(2,820,000), and based on the closing trading price of our Class A Common Stock on the New York Stock Exchange on October 21, 2025, the latest practicable date, of $32.14 per share, the aggregate market value of the shares of Class A Common Stock underlying the Options would be $44,280,000. No consideration was received by the Company for the granting of the Options.

Plan and Administration

Due to the limited share reserve under the Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan (the “Plan”), the Options were granted outside the Plan and subject to stockholder approval. Notwithstanding the foregoing, the Options will be governed in all respects as if issued under the Plan, except with respect to the Plan’s minimum vesting requirements. Accordingly, the Compensation Committee will administer the Options and have the authority in its sole discretion to, among other actions: construe, interpret and implement the Options; amend the Options in any respect without stockholder approval; and determine the treatment of the Options in the event of a change in control of the Company.

Grant Date and Exercise Price

The Options were granted on July 29, 2025, in connection with the Board’s approval of the Transactions, with an exercise price per share equal to $10.00, which reflects the fair market value of a share of Class A Common Stock on the date of grant and is was more than the trading price of our Class A Common Stock as of market close on the record date, which closing trading price was $8.59 per share.

For purposes of valuing the Options, in accordance with applicable US GAAP and SEC accounting rules and guidance, we have assumed a stock price volatility of 85%, which is based on both historical stock price volatility and benchmarking to guideline companies that align with our go forward pure-play crypto infrastructure strategy. However, it is management’s belief that the Company’s stock price volatility may be lower than the assumed stock price volatility, as the Company’s shift in business strategy to a pure-play crypto infrastructure company and the increased public float for its shares reduces the volatility historically observed in the stock price.

Exercise Schedule

One-eighth of each grantee’s Options will become exercisable each quarter (each, a “Quarterly Tranche”) as follows. The Committed Options will be exercisable over a two-day period in the applicable quarter (the “Exercise Period”), subject to compliance with applicable laws and the Company’s policies; provided that if the Exercise Period for a Quarterly Tranche occurs during a blackout period, then such Exercise Period shall instead be the next quarterly Exercise Period. If a grantee exercises the Committed

Option portion of a Quarterly Tranche in this Exercise Period, the remainder of that Quarterly Tranche (the “Optional Exercise Options”) will become exercisable for a period of one year. The Optional Exercise Option portion of any Quarterly Tranche will expire at the end of such one-year period.

Notwithstanding the foregoing exercise schedule, following the first quarter following stockholder approval of the Options, any portion of the Options may be exercised earlier than the applicable quarter (“Early Exercise”), provided that shares of Class A Common Stock acquired on exercise of the Optional Exercise Options will be subject to a lock-up period so that the shares acquired on exercise may not be sold or transferred until the originally-scheduled exercise date (the “Lock-Up Period”). As such, if a grantee elects to exercise all of his or her Options following the first quarter following stockholder approval of the Options, any Optional Exercise Options obtained as a result of such exercise will be “locked up”, meaning that the grantee will not be able to sell or transfer the shares obtained in respect of such exercised Options until the originally-scheduled exercise date.

Manner of Exercise

A grantee must pay the exercise price (and any applicable withholding taxes) in cash as a condition to exercising the Committed Options. In order to exercise the Optional Exercise Options, a grantee may either pay the exercise price (and any applicable withholding taxes) in cash or direct the Company to withhold shares of Class A Common Stock in respect of the exercise price (and any applicable withholding taxes).

Forfeiture; Termination Treatment

If a grantee does not exercise the Committed Option portion of any Quarterly Tranche in the applicable Exercise Period, then the grantee’s remaining Options (in respect of the current Quarterly Tranche and any subsequent Quarterly Tranche) will be forfeited automatically. This forfeiture provision is intended to encourage management’s continued participation and investment in Company growth.

In addition, if a grantee ceases to provide services to the Company, the grantee’s Options will be treated as follows: (1) if the grantee ceases to provide services due to a termination by the Company for cause, all of the grantee’s Options will be forfeited automatically; (2) if the grantee ceases to provide services due to a voluntary termination by the grantee without good reason, any of the grantee’s Options for which the originally-scheduled exercise date has not yet occurred will be forfeited automatically and any of the grantee’s remaining Options will remain exercisable for a period of 90 days following the grantee’s termination; and (3) if the grantee ceases to provide services due to a termination by the Company without cause, by the grantee for good reason or due to the grantee’s death or disability, any of the grantee’s Options for which the originally-scheduled exercise date has not yet occurred will be forfeited automatically and any of the grantee’s remaining Options will remain exercisable for a period of 12 months following the grantee’s termination.

With respect to any shares of Class A Common Stock acquired on Early Exercise, if the grantee ceases to be employed for any reason or no reason, any such shares of Class A Common Stock held by the grantee as a result of Early Exercise will continue to be held by the grantee, subject to the aforementioned restrictions, which will continue to apply to such shares until the end of the Lock-Up Period.

In order to further facilitate management’s continued participation and investment in Company growth, in the event that any Options are forfeited by a grantee in accordance with the forfeiture terms set forth above, such Options will be available for reallocation and future grant by the Compensation Committee to service providers of the Company, as identified by the Compensation Committee, and which subsequent grants will be in the form of stock options made on the same terms as the Options and will have an exercise price equal to or greater than fair market value as of such applicable date of grant.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of the Options. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a grantee’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular grantee may vary based on individual circumstances.

A grantee will not be subject to tax upon the grant of the Options. Upon exercise of any portion of the Options, an amount equal to the excess of the fair market value of the shares of Class A Common Stock acquired on the date of exercise over the exercise price paid will be taxable to the grantee as ordinary income, and such amount will generally deductible by the Company or one of its subsidiaries. This amount of income will be subject to income tax withholding and employment taxes. A grantee’s basis in the shares of Class A Common Stock received will equal the fair market value of the shares on the date of exercise, and the grantee’s holding period in such shares will begin on the day following the date of exercise. Upon grantee’s sale of a share of Class A Common Stock, the grantee will have a capital gain (or loss), based on the difference between the sale price and the grantee’s basis. The capital gain (or loss) is “long-term” or “short-term” depending on whether the grantee held shares for at least a year prior to the sale.

New Plan Benefits Table

The following table sets forth information regarding the Options received by the persons and groups named below.

Name and Position	Number of Options
Akshay Naheta Chief Executive Officer	~~5,000,000~~1,342,282
Andrew Main Former Co-Chief Executive Officer	—
Karen Alexander Chief Financial Officer	~~100,000~~26,846
Marc D’Annunzio General Counsel & Secretary	~~500,000~~134,228
Nicholas Baes Chief Operating Officer	~~200,000~~53,691
Phillip Lord President, Bakkt International	~~1,000,000~~268,456
All Executive Officers	~~5,800,000~~1,557,047
All Non-Employee Directors	—
All Employees who are not Executive Officers	~~1,650,000~~442,953

Not Conditioned on Other Amendment Proposals

This Options Proposal is independent of the others and the approval of this Options Proposal is not conditioned upon approval of the Adjournment Proposal or any other proposal.

Effect of Vote in Favor of this Proposal

If this proposal is approved by our stockholders, the individuals listed above will receive the Options to purchase shares of Class A Common Stock.

Effect of Not Obtaining Required Vote for Approval of this Options Proposal

If the Company is unable to obtain approval of this Options Proposal, the Options will be null and void.

Interests of Certain Persons

When you consider the Board’s recommendation to vote in favor of this Options Proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, various directors and executive officers expect to receive the Options if this Options Proposal is approved.

Potential Adverse Effects of the Options Proposal

As of the record date, a total of 15,934,137 shares of Class A Common Stock were issued and outstanding and 7,177,076 shares of Class V Common Stock were issued and outstanding.

Each share of Class A Common Stock is entitled to one vote. Each share of Class V Common Stock is also entitled to one vote. If the Options Proposal is passed, the Options will be convertible into approximately ~~7,450,000~~2,000,000 shares of Class A Common Stock, with each share entitled to one vote. Assuming all Pre-Funded Warrants issued in the Offering are exercised and converted into Class A Common Stock, which we expect to be the case, if the Options are fully exercised they would collectively represent ~~24.3%~~8.0% of the outstanding votes of the Company’s Common Stock. As a result, the Options Proposal may have dilutive effect on current stockholders, in that the percentage ownership of the Company held by such other current stockholders will decline as a result of the issuance of such Class A Common Stock upon exercise of the Options. The issuance of such Class A Common Stock will also have a dilutive effect on book value per share and any future earnings per share. This dilution could also cause prevailing market prices for our Class A Common Stock to decline.

Required Vote and Recommendation of the Board for Options Proposal

This Options Proposal requires ~~must be approved by a majority of the votes cast affirmatively or negatively on such matter~~ the affirmative vote of a majority of the voting power of the outstanding shares of the Company present in person or represented by proxy at the special meeting and entitled to vote on this proposal. Abstentions and “broker non-votes”, if any, ~~will have no effect on the vote on the Options Proposal~~ will be counted for purposes of determining the presence or absence of a quorum and will be considered as being present for the vote on this proposal but will not be counted as a vote cast “FOR” this proposal and will, therefore, have the effect of a vote “AGAINST” this proposal.

EVERY VOTE MATTERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE OPTIONS PROPOSAL.

This Current Report may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders for the Special Meeting. The Company strongly encourages all of its stockholders to read the Proxy Statement and other proxy materials relating to the Special Meeting, including this Current Report on Form 8-K, which are available free of charge on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities and Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the Company’s plans with respect to the Special Meeting and the Amended Options Proposal. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond the Company’s control.

You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT HOLDINGS, INC.
Date: October 22, 2025

/s/ Marc D’Annunzio
Name: Marc D’Annunzio
General Counsel and Secretary